SCHEDULE 14C

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Life On Earth, Inc.

(Name of Company As Specified In Charter)

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1) Title of each class of securities to which transaction applies:

Common Stock, par value $0.001 per share

2) Aggregate number of securities to which transaction applies:

43,759,558 common shares; 1,200,000 Series A Preferred Shares

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4) Proposed maximum aggregate value of transaction:

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Life On Earth, Inc.

575 Lexington Ave,

4th Floor, New York, NY10022

(646) 844-9897

Email: fleonzo@lifeonearthinc.com

INFORMATION STATEMENT

PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This notice and information statement (the “Information Statement”) will be mailed on or about November 27, 2019 to the stockholders of record, as of November 25, 2019 to shareholders of Life On Earth, Inc., a Delaware corporation (the “Company”) pursuant to Section 14(c) of the Exchange Act of 1934, as amended. This Information Statement is circulated to advise the shareholders of action already approved and taken without a meeting by written consent of four stockholders (including management) holding a total of 1,200,000 Series A Preferred Shares and 7,774,301 common shares (The 1,100,000 shares of Series A Preferred Shares held by management with each shares of Series A Preferred Shares having fifty (50) votes per share on all matters presented to the common stockholders). The Series A Preferred Shares would carry 60,000,000 of which management controls 55,000,000 votes; thus, combined with the 43,759,558 issued and outstanding shares of common stock and outstanding preferred shares, there would be a total of 103,759,558 voting capital shares of which 55,000,000 voting shares of preferred stock and common arising from the Series A Preferred shares and 6,545,238 (a total of 61,545,238 voting shares) arising from common stock holdings (59.3%) have voted in favor of the action.

Please review the Information Statement included with this Notice for a more complete description of this matter. This Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT

TO SEND US A PROXY.

The actions approved are as follows:

(1)	The re-election of the Company’s Board of Directors, consisting of Fernando Oswaldo Leonzo, Robert Gunther , John Romagosa, Michael Bloom and Sonia Luna, as the members of the Board of Directors, to hold office until our next annual meeting of shareholders or until their successors have been duly elected and qualified ; and
(2)	the reappointment of Friedman LLP as the Company’s independent certified public accountant for the fiscal year ending May 31, 2019 and May 31, 2020; and.
(3)	to increase the authorized shares from One Hundred million (100,000,000) to Two Hundred million (200,000,000) (“Increase in Authorized”); and
(4)	to effectuate a 5:1 Reverse Stock Split (pro-rata decrease of outstanding shares) of our issued and outstanding shares of Common Stock (the "Reverse Stock Split"); and
(5)	to approve an advisory vote on executive compensation; and
(6)	to approve the frequency of every three years for executive compensation advisory votes.

Both the Reverse Stock Split and the Increase in Authorized (separate and distinct actions such that the Increase in Authorized will be retained following the Reverse Stock Split) as described in the accompanying Information Statement, effective as of the filing of amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State, have been duly authorized and approved by the written consent of the holders of a majority of the voting capital shares of the Company’s issued and outstanding voting securities and your vote or consent is not requested or required. The action herein will serve as the Company’s Annual meeting for the 2019-2020 fiscal year. The accompanying Information Statement is provided solely for your information. The accompanying Information Statement also serves as the notice required by the Delaware General Corporation Law of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders.

This Information Statement, which describes the above corporate actions in more detail, is being furnished to our shareholders for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. Pursuant to Rule 14c-2 under the Exchange Act, the corporate actions will not be effective until no fewer than twenty (20) calendar days after the initial mailing of the Information Statement to our shareholders, on or about December 9, 2019.

By order of the Board of Directors,

Fernando Oswaldo Leonzo

Chief Executive Officer

November 12, 2019

The elimination of the need for a meeting of stockholders to approve this action is made possible by Delaware General Corporation Law which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting of our stockholders, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our voting securities. This Information Statement is circulated to advise the shareholders of action already approved by written consent of the shareholders who collectively hold a majority of the voting power of our capital stock.

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A “SAFE HARBOR” FOR FORWARD LOOKING STATEMENTS. This Information Statement contains statements that are not historical facts. These statements are called “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve important known and unknown risks, uncertainties and other factors and can be identified by phrases using “estimate,” “anticipate,” “believe,” “project,” “expect,” “intend,” “predict,” “potential,” “future,” “may,” “should” and similar expressions or words. Our future results, performance or achievements may differ materially from the results, performance or achievements discussed in the forward-looking statements. There are numerous factors that could cause actual results to differ materially from the results discussed in forward-looking statements, including:

•	Changes in relationships and market for the development of the business of the Company that would affect our earnings and financial position.
•	Considerable financial uncertainties that could impact the profitability of our business.
•	Factors that we have discussed in previous public reports and other documents filed with the Securities and Exchange Commission.

This list provides examples of factors that could affect the results described by forward-looking statements contained in this Information Statement. However, this list is not intended to be exhaustive; many other factors could impact our business and it is impossible to predict with any accuracy which factors could result in which negative impacts. Although we believe that the forward-looking statements contained in this Information Statement are reasonable, we cannot provide you with any guarantee that the anticipated results will be achieved. All forward-looking statements in this Information Statement are expressly qualified in their entirety by the cautionary statements contained in this section and you are cautioned not to place undue reliance on the forward-looking statements contained in this Information Statement. In addition to the risks listed above, other risks may arise in the future, and we disclaim any obligation to update information contained in any forward-looking statement.

Life On Earth, Inc.

575 Lexington Ave,

4th Floor, New York, NY 10022

(646) 844-9897

Email: fleonzo@lifeonearthinc.com

This Information Statement is being furnished by Life On Earth, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), in connection with action taken by the holders of a majority of the voting power of the Company’s issued and outstanding voting securities. By written consent dated November 11, 2019, the holders of a majority of the voting power approved a resolution to re-elect the current Board of Directors, ratify the appointment of Friedman LLP as the Company’s independent certified public accountant for the fiscal year ending May 31, 2019 and May 31, 2020, increase in authorized Shares of Common Stock from One Hundred million (100,000,000) to Two Hundred million (200,000,000) shares of Common Stock, $0.001 par value, of the Company, effectuate a 5:1 Reverse Stock Split, approve an advisory vote on executive compensation, and approve the frequency of every three years for executive compensation advisory votes.  Under this Reverse Stock Split each 5 shares of our Common Stock will be automatically converted into 1 share of Common Stock. We are first sending or giving this Information Statement on or about November 27, 2019 to our stockholders of record as of the close of business on November 25, 2019 (the “Record Date”). Our principal executive offices are located at 575 Lexington Ave, 4th Floor, New York, NY 10022 and our main telephone number is (646) 844-9897.

This Information Statement, which describes the above corporate actions in more detail, is being furnished to our shareholders for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. Pursuant to Rule 14c-2 under the Exchange Act, the corporate actions will not be effective until no fewer than twenty (20) calendar days after the initial mailing of the Information Statement to our shareholders, on or about December 9, 2019.

BOARD AND SHAREHOLDER APPROVAL OF THE ANNUAL MEETING MATTERS AND THE REVERSE STOCK SPLIT AND INCREASE OF AUTHORIZED STOCK

On November 11, 2019, the Board of Directors and the holders of a majority of the voting power approved a resolution to effectuate a 5:1 Reverse Stock Split.  Under this Reverse Stock Split each 5 shares of our Common Stock will be automatically converted into 1 share of Common Stock.  To avoid the issuance of fractional shares of Common Stock, the Company will issue an additional share to all holders of fractional shares.  The effective date of the reverse stock split will be on or after December 8, 2019, twenty days after the mailing of this Information Statement. In addition, as discussed below, the Board of Directors and the holders of a majority of the voting power approved a resolution to effectuate an increase in authorized Shares of Common Stock from t One Hundred million (100,000,000) to Two Hundred million (200,000,000) shares of common stock, $0.001 par value.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES WILL BE INCREASED WHILE THE NUMBER OF SHARES ISSUED AND OUTSTANDING WILL BE DECREASED.

PURPOSE AND MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

The Board of Directors believes that the low stock price and the large number of outstanding shares of our Common Stock have reached a difficult time for clients and investors for the Company. The Board of Directors also believes that the timing is now right in light of our Company’s enactment of its business plan and prospective investors that are engaged with our company which we believe will see an increase in revenues and investments in 2020. As a result, the Board of Directors has proposed the Reverse Stock Split to maintain the business momentum going forward through 2020, when we expect, but cannot guarantee, to achieve our goals for revenues and investors.

The number of authorized, issued and outstanding, and available shares of common and preferred shares are disclosed in the tables below:

	Authorized Shares of Common Stock	Number of Issued and Outstanding Shares of Common Stock	Number of Shares of Common Stock Available in Treasury for Issuance
Pre-Increase in Authorized and Reverse Stock Split (as of November 22, 2019)	100,000,000 shares of Common Stock	43,759,558 shares of Common Stock	56,240,442 shares of Common Stock
Post- Increase in Authorized and Reverse Stock Split	200,000,000 shares of Common Stock	8,751,911 shares of Common Stock(1)	191,248,089 shares of Common Stock(1)

(1)	Depending on the number of fractional shares that are issued.

There will be no adjustments to the authorized or the issued and outstanding shares of preferred shares.

There are no plans, arrangements, understandings, etc. for the newly authorized but unissued shares that will become available following our 1-for-5 reverse stock split.

When a company engages in a Reverse Stock Split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company. An example of a reverse split is the following. A company has 5,000,000 shares of common stock outstanding. Assume the market price is $0.01 per share. Assume that the company declares a 1 for 5 reverse stock split. After the reverse split, that company will have 1/5 as many shares outstanding or 1,000,000 shares outstanding. The stock will have a market price of $0.10 If an individual investor owned 5,000 shares of that company before the split at $0.01 per share, he will own 1,000 shares at $0.10 after the split. In either case, his stock will be worth $100. He is no better off before or after. Except that such company hopes that the higher stock price will make that company look better and thus the company will be a more attractive investor or merger or purchase target for potential business. There is no assurance that that company's stock will rise in price after a reverse split or that a suitable investor, merger or purchaser candidate will emerge.

The Board of Directors believes that the Reverse Stock Split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. However, the effect of the reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the reverse split will rise in proportion to the increase in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The reverse split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our stockholders owning a fractional share. All stockholders holding a fractional share shall be issued an additional share. The principal effect of the Reverse Stock Split will be that the number of shares of Common Stock issued and  outstanding  will  be reduced from 43,759,558 shares of Common Stock as of November 11, 2019 to approximately 8,751,911 shares of Common Stock, $0.001 par value (depending on the number of fractional shares that are issued) upon effectuation of the reverse stock split. The Reverse Stock Split will affect the shares of common stock outstanding. Currently, the Company also has 1,200,000 shares of Series A Preferred Shares that are not affected. These Preferred Series A Shares are not convertible to shares of Common Stock other than for their voting rights as defined in the Bylaws. The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The Reverse Stock Split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own fewer numbers of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by 10). While we expect that the Reverse Stock Split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the Reverse Stock Split will increase the potential market price of our Common Stock (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the Reverse Split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

SUMMARY OF REVERSE STOCK SPLIT

Below is a brief summary of the Reverse Stock Split:

• The issued and outstanding Common Stock shall be reduced on the basis of one post-split share of the Common Stock for every 10 pre-split shares of the Common Stock outstanding. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of the Common Stock existing prior to the consolidation.

• Stockholders of record of the Common Stock shall have their total shares reduced on the basis of one post-split share of Common Stock for every 5 pre-split shares outstanding and shares beneficially owned from the conversion of debt and the execution of warrants shall be adjusted to reflect the reverse stock split in accordance with their terms and conditions.

As a result of the increase of the Common Stock, the pre-split total of issued and outstanding shares of 43,759,558 shall be consolidated to a total of approximately 8,751,911 issued and outstanding shares (depending on the number of fractional shares that are be issued or cancelled).

The authority for the Reverse Split of the Common Stock is expected to become effective after we file Articles of Amendment to our Articles of Incorporation (the “Effective Date”). Upon the Effective Date, the Company will notify FINRA and request an ex-dividend date. The Reverse Split will take place on the Effective Date without any action on the part of the holders of the Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each shareholder is entitled to receive as a result of the Reverse Split. New certificates of Common Stock will not be issued at this time.

We do not have any provisions in our Articles, by laws, or employment or credit agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favored by a majority of independent shareholders. There are no adverse material consequences or any anti-takeover provisions in either our Articles of Incorporation or Bylaws that would be triggered as a consequence of the Reverse Split. The Articles of Incorporation or Bylaws do not address any consequence of the Reverse Split. See below for a discussion on the federal Income Tax consequences of the Reverse Split.

FEDERAL INCOME TAX CONSEQUENCES

The following summary of material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to shareholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Information Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock are held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended. The tax treatment of a shareholder may vary depending on the facts and circumstances of such shareholder.

EACH SHAREHOLDER IS URGED TO CONSULT WITH SUCH SHAREHOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT.

No gain or loss will be recognized by a shareholder as a result of the Reverse Split. The aggregate tax basis of the shares received in the Reverse Split will be the same as the shareholder’s aggregate tax basis in the shares exchanged. The shareholder’s holding period for the shares received in the Reverse Split will include the period during which the shareholder held the shares surrendered as a result of the Reverse Split. The Company’s views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each shareholder, depending on the state in which such shareholder resides.

This summary of the tax consequences of the Reverse Split is not binding on the Internal Revenue Service or the courts, and the tax treatment to particular stockholders may vary depending upon each stockholder’s particular facts and circumstances. Accordingly, each stockholder should consult with the stockholder’s own tax advisor with respect to all of the potential tax consequences of the Reverse Split.

SUMMARY OF THE INCREASE IN AUTHORIZED

On November 11, 2019, the Board of Directors and holders of a majority of the voting power approved a resolution for an Increase in Authorized Shares from One Hundred million (100,000,000) to Two Hundred million (200,000,000) shares of Common Stock, $0.001 par value, of the Company.

We have no present understandings or agreements that will involve the issuance of capital stock. However, we are engaged in negotiations with respect to transactions, including financings and acquisitions, which could involve the issuance of capital stock. As of the date herein, there are no definitive agreements, letters of intent of memorandums of understanding with respect to any transactions, financings or acquisitions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

In July 2015, the Company engaged Raich Ende Malter & Co. LLP as its independent registered public accounting firm. Effective as of January 23, 2019, Raich Ende Malter & Co. LLP, Melville, New York (“Raich”) was dismissed as the independent registered public accounting firm for the Company.  The Dismissal was approved by our Board of Directors effective as of January 23, 2019. The Dismissal was not due to any disagreements with Raich regarding any matter of accounting principles or practices, financial statement disclosures, audit scope, or audit procedure.

Effective January 24, 2019, our Board of Directors appointed Friedman LLP, (“Friedman”) as our independent registered public accounting firm, to audit our financial statements for the year ended May 31, 2019.

The aggregate fees billed to the Company for services rendered in connection with the years ended May 31, 2019 and 2018 are set forth in the table below:

Fee category	2019	2018
Audit fees (1)(2)	$143,259	$98,770
Audit related	—	—
Tax fees	—	—
Total fees	$143,259	$98,770

___________

(1)	Audit fees consist of fees incurred for professional services rendered for the audit of financial statements, for reviews of our interim financial statements included in our quarterly reports on Form 10-Q and for services that are normally provided in connection with statutory or regulatory filings or engagements. Total fees billed by Raich Ende Malter & Co. LLP for the audit of our fiscal year ended May 31, 2019 and 2018 financial statements were $0 and $50,000, respectively. Total fees billed by Raich Ende Malter & Co. LLP the review of our quarterly financial statements, and other fees was $43,338 and $48,770 for the fiscal years ended May 31, 2019 and 2018, respectively.
(2)	Audit fees consist of fees incurred for professional services rendered for the audit of financial statements, for reviews of our interim financial statements included in our quarterly reports on Form 10-Q, Form 10-K and for services that are normally provided in connection with statutory or regulatory filings or engagements. Total fees billed by Friedman LLP, for 2019 are $99,921 covering restatement of prior filings, Form 10-Q and the Form 10-K for the year ended May 31, 2019.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company believes that its compensation policies are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of its stockholders. If such compensation were to be modified, the Company runs the risk of both being unable to retain and unable to attract qualified and competent people to fill rolls necessary for the advancement and betterment of the Company.

The Company provided its stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers (“NEO”) as disclosed in this Information Statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years, which is the approved vote for Proposal 6. The holders of a majority of the Voting Shares approved, on an advisory, non-binding basis, compensation of our named executive officers. Our full Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES

In Proposal 5, the Company provided its stockholders the opportunity to vote to approve, on an advisory, non-binding basis, compensation of our named executive officers. In this Proposal 6, we asked our stockholders to cast a non-binding advisory vote regarding the frequency of future executive compensation advisory votes. The holders of a majority of the Voting Shares approved a frequency of every three years (the maximum allowed) to hold the advisory vote to approve executive compensation . However, because this vote is advisory and non-binding, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold the advisory vote to approve executive compensation more or less frequently.

THE ACTION BY WRITTEN CONSENT

On November 11, 2019, Board of Directors and the holders of a majority of the voting power approved the following:

(1)	The re-election of the Company’s Board of Directors, consisting of Fernando Oswaldo Leonzo, Robert Gunther , John Romagosa, Michael Bloom and Sonia Luna as the members of the Board of Directors, to hold office until our next annual meeting of shareholders or until their successors have been duly elected and qualified ; and
(2)	the reappointment of Friedman LLP as the Company’s independent certified public accountant for the fiscal year ending May 31, 2019 and May 31, 2020; and.
(3)	to increase the authorized shares from One Hundred million (100,000,000) to Two Hundred million (200,000,000) (“Increase in Authorized”); and
(4)	to effectuate a 5:1 Reverse Stock Split (pro-rata increase of outstanding shares) of our issued and outstanding shares of Common Stock (the "Reverse Stock Split"); and
(5)	to approve an advisory vote on executive compensation; and
(6)	to approve the frequency of every three years for executive compensation advisory votes.

This Information Statement is circulated to advise the shareholders of action already approved and taken without a meeting by written consent of three stockholders (management) holding a total of 1,100,000 Series A Preferred Shares and shares of Common Stock (The 1,100,000 shares of Series A Preferred Shares held by management with each shares of Series A Preferred Shares having fifty (50) votes per share on all matters presented to the common stockholders). The Series A Preferred Shares would carry 55,000,000 votes; thus, combined with the 43,759,558 issued and outstanding shares of common stock and outstanding preferred shares, there would be a total of 98,759,558 voting capital shares of which 55,000,000 voting shares of preferred stock and common arising from the Series A Preferred shares and 6,545,238 (a total of 61,545,238 voting shares) arising from common stock holdings (62.3%) have voted in favor of the action.

No Further Voting Required

We are not seeking consent, authorizations, or proxies from you. The Delaware General Corporation Law and our bylaws provide that actions requiring a vote of the stockholders may be approved by written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The approval by at least a majority of the outstanding voting power of our voting securities is required to approve the reverse split and the decrease in the authorized shares of common stock.

Notice Pursuant to the Delaware General Corporation Law

Pursuant to the Delaware General Corporation Law, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by the Delaware General Corporation Law.

Dissenters’ Rights

Neither Delaware law, the Company’s Charter, nor the Company’s Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with this proposal. Accordingly, the Company’s stockholders will have no right to dissent and obtain payment for their shares.

“Company,” “our company,” “us,” “Life On Earth” “LFER” “we” and “our” refer to Life On Earth, Inc. unless the context requires otherwise

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains certain forward-looking statements regarding management’s plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in the registration statement include or relate to, among other things, acceptance of our proposed services and the products we expect to market, our ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry. These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” as well as in the registration statement generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in the registration statement generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in the registration statement will in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions described herein. The assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the “Risk Factors” section of the registration statement, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in the registration statement, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Any statement in the registration statement that is not a statement of an historical fact constitutes a “forward-looking statement”. Further, when we use the words “may”, “expect”, “anticipate”, “plan”, “believe”, “seek”, “estimate”, “internal”, and similar words, we intend to identify statements and expressions that may be forward- looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risks outlined under “Risk Factors” herein. The reader is cautioned that our company does not have a policy of updating or revising forward-looking statements and thus the reader should not assume that silence by management of our company over time means that actual events are bearing out as estimated in such forward-looking statements.

Corporate History and Business

Life On Earth, Inc. (“LFER”) is an innovative brand incubator and accelerator focused on building and scaling concepts in the natural consumer products category. Our mission is to bring our strategic focus and long-term forward-looking vision to consumers in the health, wellness and active lifestyle spaces through superior branding, product quality, targeted acquisitions and retail experience in the functional beverage category.

Our objective is to grow as rapidly as possible (both organically and via strategic alliances and acquisitions) using the public capital markets for access to capital. The companies and assets sought by us will be those that already have market penetration in the following segments: (1) Sales (2) Marketing (3) Distribution network and (4) Manufacturing infrastructure in place;

Our management team has over 50 years of combined experience in the food and beverage industry. To further enhance the product portfolio of LFER we have acquired additional brands. In October 2017 LFER acquired Victoria’s Kitchen, LLC (“VK”) and on August 2, 2018 the Company acquired the Just Chill brand through an acquisition of the Chill Group LLC. While LFER also had Direct Store Delivery (“DSD”) companies with the previous acquisitions of the Energy Sources Distributors, Inc. and the Giant Beverage Company the revised focus of the Company is on our brands. To allow the Company to focus its resources on their brands, LFER executed a sale of the Giant Beverage Company effective March 1, 2019. In June 2019, LFER made the decision to discontinue the ESD operation to further concentrate its efforts and available resources to its core brands and any additional brands it acquires.

Corporate Overview

Life On Earth, Inc. was incorporated in April 2013.

In October 2013, we signed a distribution agreement with Gran Nevada Beverage , Inc. (“Gran Nevada”), an entity related through common management and ownership. The agreement provides us with the right to sell and distribute Gran Nevada’s beverages in the United States with purchase prices at the then applicable wholesale prices charged to Gran Nevada’s distributors. The agreement was for an initial term of five years with automatic renewals of successive five-year terms unless terminated. We initiated sales and distribution operations in March 2014. This agreement was renewed for an additional 5 years as per the agreement. During the three months ended August 31, 2019 and August 31, 2018, the Company sold $0 and $40,877 respectively. These products were produced by a third party copacker and were not purchased from Gran Nevada. The availability of third party copackers that can produce an Horchata are limited and it directly impacts sales. As there is currently no copacking available for this product the Company does not know if they will be able to produce this product again in the future.

In July, 2016, we entered into a Stock Purchase and Sale Agreement to acquire all of the issued and outstanding common stock of Energy Sources Distributors, Inc. (“ESD”) from its three founding shareholders. On June 21, 2019, LFER made the determination to discontinue the operations of ESD and further focus on the brand portfolio. The operations of ESD was discontinued in fiscal 2020 and has been reflected in the financial statements.

In October 2017, LFER acquired Victoria’s Kitchen, LLC (“VK”). VK is a specialty beverage company that makes exceptional European-inspired drinks. VK’s beverages are natural and all the beverages are Gluten-Free, GMO-Free, Dairy-Free, Vegan and contain no artificial ingredients or preservatives.

On April 30, 2018 , LFER acquired The Giant Beverage Company Inc. (“Giant” or “GBC”). Giant is a Direct Store Delivery (DSD) business that covers the five boroughs of New York City under an eight-route distribution system. GBC serviced over 600 accounts in the five boroughs. Giant services mainly independent retailers but was expanding to service authorized chain accounts.

On May 7, 2019, Life On Earth, Inc. (“LFER”), Giant Beverage, Inc. (“Giant”), and Frank Iemmiti and Anthony Iemmiti (“Frank and Anthony Iemmiti”) entered into a Dispute Resolution and Resale agreement that resolved all existing disputes between the two parties and resulted in the sale of the ownership of Giant to Frank and Anthony Iemmiti. On July 4, 2019, LFER and Frank and Anthony Iemmiti executed the amended Dispute Resolution and Resale Agreement. Under the terms of the agreement, LFER deposited $50,000 into an Attorney’s Trust Account, this was accrued for as of May 31, 2019. Frank and Anthony Iemmiti had a continuing obligation to provide LFER with all financial information of Giant (the “Giant Financial Information”) that LFER needed to complete its SEC reporting requirements. Having successfully filed of all SEC documents this money was released from the Attorney’s Trust account to Frank and Anthony Iemmiti. In addition, LFER paid to Frank and Anthony Iemmiti the additional stated consideration in the Settlement Agreement, specifically 391,988 shares of LFER stock which was valued at $62,718. The number of shares of which was determined by the closing price, $.16 per share, the day prior to execution of the Settlement Agreement (the “LFER Shares”). This amount was accrued for as of May 31, 2019. This released all current and future causes of actions and claims against LFER. At the closing, LFER sold the Giant Company to Frank and Anthony Iemmiti in exchange for their transfer to LFER of 1,455,000 Common Stock Shares previously held by Frank and Anthony Iemmiti. During the year ended May 31, 2019, the Company incurred a loss of $733,557 on the resale of GBC and recorded a charge of $169,942 related to the loss on discontinued operations.

Sales and Distribution

The Company currently markets and sells mainstream functional beverage products through third party Direct Store Delivery platforms as well as through other distributors including KeHe Distributors, LLC (“KeHe”) and United Natural Foods, Incorporated “UNFI”. KeHe has a distribution network in more than 30,000 stores across North America. UNFI is a distributor of natural and organic foods, specialty foods, and related products in the United States and Canada.

The Company also sells it Victoria’s Kitchen brands and Just Chill brands direct to consumers via Amazon online. LFER is also actively seeking additional brands for its portfolio that are primarily engaged in the business of developing, manufacturing, marketing and selling unique, premium, natural nonalcoholic functional beverages that are targeted towards LFER’s active lifestyle consumers.

Production

The Company does not directly manufacture our products, as we outsource the manufacturing process to third-party bottlers and independent contract manufacturers (co-packers). After the product is manufactured, the finished products are stored in third-party warehouses. Other than minimum case volume requirements per production run, we do not have annual minimum production commitments with our co-packers. As we are using third party co-packers and do not have minimum production contracts in place, we could experience disruptions in our ability to deliver products to our customers. We continually review our contract packing needs in light of regulatory compliance and logistical requirements and may add or change co-packers based on those needs. These co-packers are located in different geographic locations throughout the United States and currently the Company uses multiple co-packers. The material terms of these relationships are typically negotiated annually and include pricing, quality standards, delivery times and conditions, purchase orders, and payment terms. Payment terms are typically net 30, meaning that the total invoiced amount is expected to be paid in full within 30 days from the date the products or services are provided. We believe that we have sufficient options for each of our raw and packaging material needs, as well as our third-party distribution needs and also have long-term relationships with each of our suppliers and distributors, resulting in consistency in quality and supply. We also believe that we have sufficient breadth of retail relationships with distribution in both large and small retailers and independents and across multiple channels (mass, club, pharmacies, convenience, and small and large format retailers) throughout the United States.

The contractual arrangements with all third parties, including suppliers, manufacturers, distributors, and retailers are typical of the beverage industry with standard terms. We have no long-term obligations with any of the third parties nor do any of them have long-term obligations with us. The third-party supplier, manufacturing and distribution agreements were entered into in the normal course of business within the guidelines of industry practices and are not deemed material and definite.

Competition

LFER is a Consumer-Packaged Goods (“CPG”) company primarily focused in the beverage category. What sets us apart in the industry, is our consolidated corporate structure that handles all aspects of sales, marketing and proprietary distribution from a centralized location. The LFER platform is built for accelerating emerging growth brands in the United States by leveraging sales, supply chain, and distribution relationships. At LFER, we are forward-thinking. We have identified ways to build out distribution channels that are more flexible and responsive to today’s needs.

We realize that by sharing resources and capabilities in novel ways with new products in new situations, we can take advantage of profit-making opportunities that individual companies could not exploit alone. Our creation of a more flexible and responsive distribution system is not only a concept; we have applied the practice through implementation with our own functional beverage brands.

The beverage industry, specifically the healthy beverage industry, and the direct selling industries are multi-billion-dollar industries which are highly competitive. We face intense competition from very large, international corporations, as well as from local and national companies. In addition, we face competition from well-known companies that have large market share.

The intensity of competition in the future is expected to increase, and no assurance can be provided that we can sustain our market position or expand our business.

Many of our current and potential competitors are well established and have longer operating histories, significantly greater financial and operational resources, and name recognition than we have. However, we believe that, with our diverse product line, we will have the ability to obtain a large market share, and continue to generate sales and compete in the industry.

Government Regulation

Packaged beverage and juice products are governed by the U.S. Food and Drug Administration. As such, it is necessary for the Company to ensure its products establish, maintain and make available for inspection, records and labels with nutrition information that meet food labeling requirements. The Company’s products are manufactured by contracted production facilities that are subject to many regulations, including Food Facility Registration, recordkeeping, Good Manufacturing Practice Requirements, reporting, preventive controls and inspections.

Research and Development Activities

Our research and development efforts are focused on two primary paths. The first is to continually review our existing formulas and production processes and structure to evaluate opportunities for cost of goods sold improvements, without degrading the quality or fundamentally changing the consumer appeal taste profile of our existing products. The second major research and development effort is in the development of fundamentally new and differentiated products, based on consumer insights and trends and competitive intensity in those segments. The Company’s mission to provide healthy functional beverages governs our development efforts.

On October 3, 2019 the Company announced its intention to expand its business as a Consumer Packaged Goods (CPG) company into the business to consumer (B2C) space of the cannabis marketplace. The Company believes having a direct relationship with consumers in the cannabis industry will allow it the best opportunity to leverage its brands such as Just Chill and continue to grow as a CPG company. There are no guarantees that the Company can successfully enter the cannabis marketplace and currently is in the exploratory stages of identifying potential acquisition targets.

Employees

The Company currently has 5 full-time employees. Certain positions are being filled with paid independent contractors or insider owners who do not receive cash compensation but may receive stock compensation. In certain regions of the United States, we utilize the services of direct sales and distribution companies, which sell our products through their distribution channels. This can mitigate the need for a large sales and merchandising force. The Company also outsources its logistics to third-parties, which can reduce the need for employees in these roles.

DESCRIPTION OF PROPERTY

We maintain our principal office at 575 Lexington Avenue, 4th Floor, New York, NY 10022. Our telephone number at that office is (646) 844-9897.

In connection with the acquisition of ESD, the Company assumed a lease for approximately 13,000 square feet of warehouse space located in Gilroy, California at a base rent of $5,248 per month. The lease terminates on June 30, 2021. In June 2019 the Company made the decision to discontinue the operations of ESD. The warehouse space has been leased by a third party and the company’s obligations under the lease terminated as of August 1, 2019.

We maintain a website at http://www.lifeonearthinc.com/ and the information contained on that website is not deemed to be a part of this Information Statement.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

Management's Discussion and Analysis of Financial Condition is based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. When preparing our financial statements, we make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, along with the amounts of revenues and expenses during the reported period. Significant estimates include, but are not limited to, the estimated useful lives of property and equipment and website development costs. Actual results could differ from those estimates.

Results of Operations

Life On Earth, Inc. was incorporated in April 2013 as Hispanca International Delights of America, Inc. as a Delaware company and changed its name to Life On Earth, Inc. in February 2018 and is engaged in the distribution of its own proprietary functional beverages throughout the United States.

Life On Earth, Inc. is an innovative brand accelerator and incubator and is focused on building and scaling concepts in the natural consumer products category. Our mission is to bring our strategic focus and long-term forward-looking vision to consumers in the health, wellness and active lifestyle spaces through superior branding, product quality, targeted acquisitions and retail experience in the functional beverage category.

Our objective is to grow as rapidly as possible (both organically and via strategic alliances and acquisitions) using the public capital markets for access to capital. The companies and assets sought by us will be those that already have market penetration in the following segments: (1) Sales (2) Marketing (3) Established Distribution network  and (4) Manufacturing infrastructure in place.

Our management team has over 50 years of combined experience in the food and beverage industry. In July 2016, we acquired Energy Source Distributors to establish a presence on the West Coast in an all cash purchase. Since then, we have also acquired the Victoria’s Kitchen brand, the Just Chill brand and The Giant Beverage Company, Inc. During fiscal 2019, LFER needed to prioritize its available resources and made the decision to focus on growing the brands in its portfolio. As a result of this, LFER sold the Giant Beverage Company back to the original owners of the company effective March 1, 2019. The results of operations for Giant Beverage Companies from the acquisition through  February 28, 2019 have been reclassified as a discontinued operation in the consolidated statements of LFER. Subsequent to year end LFER further decided to discontinue the operations of ESD and is moving away from the DSD business. This will allow LFER to focus all its resources on its current and future portfolio of brands.

The following table shows the Company's unaudited proforma results of operations for the years ended May 31, 2019 and 2018, had the sale of GBC and the discontinued operations of ESD occurred on June 1, 2017:
	For the year ended May 31,
	2019	2018

Sales, net	$125,537	$569,482
Cost of goods sold	206,082	386,591
Gross profit	(80,545)	182,891

Operating Expenses	4,152,620	800,885

Other expenses
Change in fair value of contingent consideration	(382,582)	—
Interest and financing costs	(1,871,108)	(1,961,114)

Loss from operations	(6,486,855)	(2,579,108)

Basic and diluted loss per share	(0.21)	(0.12)

Basic and diluted weighted average number
of shares outstanding	30,680,471	20,782,736

FOR THE THREE MONTHS ENDED AUGUST 31, 2019 AND AUGUST 31, 2018:

Sales

Sales for the three months ended August 31, 2019 were approximately $32,000 compared to $75,000 for the three months ended August 31, 2018. The reduction in sales in 2019 of $43,000 related to the sale of Horchata in the LFER division. During the three months ended August 31, 2019 and 2018 the sales for LFER were $0 and $41,000 respectively. During the three months ended August 31, 2019 the Company did not have any inventory of the Horchata product available to sell resulting in the $0 of sales for the period. The sales figures for both periods do not reflect sales from the ESD division as they were included in discontinued operations for both periods.

 Gross Profit

Gross profit during the three months ended August 31, 2019 was 37% compared to 14% for the three months ended August 31, 2018. The improvement in profit related to write offs of obsolete inventory being recorded during the three months ended August 31, 2018.

Operating Expenses

Operating expenses for the three months ended August 31, 2019 were approximately $704,000 as compared to approximately $312,000 for the period ended August 31, 2018. The increase in operating expenses of approximately $390,000 was primarily related to an increase of approximately $111,000 in salary and benefits, an increase of approximately $118,000 of professional fees and an increase of approximately $171,000 of share based compensation in 2019 compare to 2018.

Other Expense

During the three months ended August 31, 2019, the Company recorded interest and finance costs of approximately $210,000, as compared to $647,000 during the three months ended August 31, 2018. Interest and financing costs primarily result from the amortization of deferred financing cost balances that were incurred by the Company to finance operations.

The Company also incurred expenses of approximately $72,000 related to the discontinuance of the ESD operation for the three months ended August 31, 2019. For the three months ended August 31, 2018 the Company incurred approximately $223,000 of expenses related to discontinued operations of which approximately $76,000 related to ESD and approximately $147,000 related to GBC.

LIQUIDITY AND CAPITAL RESOURCES

During the three months ended August 31, 2019 the Company did not raise any capital from external investors. Subsequent to the three months ended August 31, 2019 the Company entered into a convertible promissory note agreement with an accredited investor for the principal amount of $110,000. The convertible note has a maturity date of September 10, 2020 with an original issue discount rate of 10% or $11,000. The Company received net proceeds of $99,000 for this transaction. On September 23, 2019, the Company entered into a convertible promissory note agreement with an accredited investor for the principal amount of $287,500. The convertible note has a maturity date of September 23, 2020 with an annual interest rate of 10%. The Company incurred legal fees of $12,500 and broker fees of $25,000 and received net proceeds of $250,000 for this transaction. During the three months ended August 31, 2018, the Company received $670,000 under the terms of the 2nd Note Offering.

CASH FLOW

Our primary sources of liquidity have been cash from sales of shares, the issuance of convertible promissory notes and line of credit. We plan on continuing to raise capital and borrow funds to finance current operations and future growth.

WORKING CAPITAL

As of August 31, 2019, the Company had total current assets of approximately $264,000 and total current liabilities of approximately $4,357,000 resulting in negative working capital of approximately $4,093,000.

 Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, result of operations, liquidity or capital expenditures.

GOING CONCERN QUALIFICATION

Several conditions and events cast substantial doubt about the Company’s ability to continue as a going concern. The Company incurred a net losses from inception of approximately $15,848,000, has limited revenues and requires additional financing in order to finance its business activities on an ongoing basis. The Company’s future capital requirements will depend on numerous factors including, but not limited to, continued progress in finding business opportunities.

At August 31, 2019, we had cash on hand of approximately $6,449 and an accumulated deficit of approximately $15,848,000. See “Liquidity and Capital Resources.”

MARKET INFORMATION

We have two classes of stock outstanding, Common Stock and Series A Preferred shares. Our Common Stock is quoted on the OTC Markets under the symbol “LFERQB.” The table below sets forth the high and low reported closing prices per share of Common Stock for the period’s indicated. There is no established public trading market for the Series A Preferred shares for fiscal 2018 and fiscal 2019 (our fiscal year ended May 31 of each year).

	Fiscal May 2018-2019		Fiscal May 2017-2018
	High	Low	High	Low
First quarter (June 1-August 31)	$0.53	$0.25	$0.12	$0.07
Second quarter (Sept. 1 –Nov.30)	$0.45	$0.20	$0.49	$0.09
Third quarter (Dec 1-Feb 28)	$0.63	$0.15	$0.74	$0.33
Fourth quarter (Mar 1-May 30)	$0.57	$0.21	$0.53	$0.33

The first quarter of Fiscal 2019-2020 has a high of $0.33 and a low of $11.

The Company has not declared dividends and does not intend to in the foreseeable future. The amount and frequency of future dividends will be determined by the Company’s Board of Directors in light of the earnings and financial condition of the Company at such time, and no assurance can be given that dividends will be declared or paid in the future.

Holders

As of September 11, 2019, there were 43,759,558   shares of Common Stock issued and outstanding held by 310 shareholders of record. As of November 11, 2019, there were 1,200,000 shares of Preferred shares issued and outstanding held by 4 shareholders of record. Preferred shares are not convertible and do not receive dividends but have fifty votes for each one vote by common shareholders.

Dividends

We have never declared any cash dividends with respect to our Common Stock. Future payment of dividends is within the discretion of the Board of Directors and will depend on earnings, capital requirements, financial condition and other relevant factors. Although there are no material restrictions limiting or that are likely to limit, our ability to pay dividends on our Common Stock, we presently intend to retain future earnings, if any, for use in our business. We have no present intention to pay cash dividends on our Common Stock.

DIRECTORS AND EXECUTIVE OFFICERS

Below are the names and certain information regarding our current executive officers and directors:

Name	Title	Date first appointed
Fernando Oswaldo Leonzo	Chief Executive Officer, Chief Financial Officer, Chairman and Director	April 15, 2013 (inception)
Robert Gunther	Chief Operations Officer, Treasurer, Secretary and Director	April 15, 2013 (inception)
John Romagosa	President and Director	October 10, 2014
Michael Bloom	Director	June 7, 2019
Sonia Luna	Director	November 8, 2019

 Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Biographical information of each current officer and director is set forth below.

The Chairman, Chief Executive Officer, and Chief Financial Officer, Mr. Fernando “Oswaldo” Leonzo, is a founder of, and has been employed by LFER since its inception in April of 2013. Mr. “Oswaldo” Leonzo has over 13 years’ experience in the Food and Beverage industry both from the distribution side as well as the brand side. He has also been working with contract manufacturers and suppliers as well as logistics companies for transshipments both in the U.S. and overseas for both Export and Imports- primarily in Latin America. For the past 15 years Fernando Oswaldo Leonzo has worked for the following companies: Deep River Snacks (NYC Regional Sales Manager from February to December, 2011), Reeds, Inc. (New York Metropolitan Area Sales Manager from January to December, 2010), Cheeseworks, Inc. (Sales Director from December 2008 to December 2009), Presto Food & Beverage, Inc. (President & CEO from July 2001 to December 2008).; Gran Nevada Beverage, Inc. (President from November 2011 to present). He served on the board of directors and founded Presto Food & Beverage, Inc. in 2001. Presto’s LFER beverage brand, SolMaya, grew from zero to over $2 million in sales. This is primarily why he was selected as a director of LFER. Previously, he worked for almost a decade in the financial industry, initially as a sales executive with regional financial firms and later for a major clearinghouse on Wall Street. Prior to his financial service industry experience, he successfully operated a business that distributed recorded music to retailers in the U.S., Mexico and Colombia. He received his undergraduate degree (B.A.) in International Studies from New York University (NYU). He currently serves on the board of directors of LFER.

The Chief Operations Officer, Treasurer and Director, Robert Gunther is a founder of LFER since its inception in April of 2013. He has 26 years’ experience in manufacturing. For the past five years, he has managed his own sales business under his own name specializing in products for apparel and construction. From December 1988 to December 2008 he was a Sr. Account Executive with Georgia Narrow Fabrics / Premier Narrow Fabrics in New York City. As the one of the firm's producing Account Executives, he generated sales to major accounts including Jockey, Fruit of the Loom, Warner, and VF. The product line included a broad range of knit and woven elastic products. In the mid-80s, he helped develop new apparel customers and manufacturing facilities for Hewlett Manufacturing. From July 1971 to April 1986, he was vice president at Gunther & Sharfman, a family-owned apparel manufacturing business. He participated in design, merchandising, sales, purchasing and manufacturing. His background includes 25 years of experience managing in purchasing and negotiation contracts for materials. Gunther has a BS from Long Island University. Mr. Gunther’s extensive business experience combined with his personal interest in the business is expected to provide the Board with insight and guidance in matters of corporate finance, business development and industry strategy.

President and Director, John Romagosa, is currently the managing director and founder of Latin Sales & Marketing, LLC. (“LSM“), founded in 2012. LSM is a leading brokerage/marketing/consulting firm innovating the retail, foodservice and private label sector of the Hispanic consumer packed goods industry. LSM facilitates the emergence of major Latin manufacturers and US manufacturers for the steadily growing Hispanic market in the USA. Mr. Romagosa's extensive experience and relationships, within the Hispanic and Ethnic Food industry, will benefit the Board of LFER as it positions the company, its management, its products, and its distribution channels in becoming a leading-edge company in the fastest growing segment of the food industry.  Mr. Romagosa was the managing director and partner of Falcon International Distributors, LLC, a leading ethnic foods distributor on the east coast, holding a chief procurement role for over ten years. Mr. Romagosa helped build that company from $9 million in revenues to over $100 million in revenues during his tenure before successfully selling the business in 2011. He has received Chamber of Commerce awards in New York and New Jersey, and has been responsible for the contribution of over a million pounds of donated products to food banks in the Northeast of the US. Mr. Romagosa is an Alumni of Saint John's University where he studied Finance, Business Administration, and Marketing.

Michael Bloom –Director

Effective June 17, 2019 the Company elected Michael Bloom as an independent member of the Board of Directors. Mr. Bloom has over 38 years of retail experience including drug, value and drug/value combos. Mr. Bloom is currently the Executive Vice-President, Chief Merchandising and Marketing officer at GPM Investments LLC, the largest privately held company in the convenience store channel of business. Former President, Chief Operating Officer, CEO and member of the Board of Directors at Fred’s Inc. in Memphis TN. Former President and Chief Operating Officer at Family Dollar. Former Executive Vice President of Merchandising, Marketing and Supply Chain at CVS.  Mr. Bloom is a seasoned executive leader with a vast array of experiences including Merchandising, Marketing, Supply Chain, Customer Relationship Marketing, Acquisitions, Pricing, Private Brands, Direct Importing and developing strong teams and supplier relationships. Mr. Bloom holds an AA degree from Broward Community College.

Sonia Luna –Director

Since 2004, Sonia Luna has been the Chief Executive Officer of Aviva Spectrum, a California based compliance and financial transformation consulting firm that provides, among other services,  compliance with the California cannabis market. From 2000 to 2004, Sonia Luna was an Audit Manager with Ernst & Young, LLP; from 1998 to 2000, she was a Senior Auditor with Singerewak LLP; and from 1996 to 1998, she was a Staff Auditor with Arthur Andersen.  Sonia Luna  has been a licensed Certified Public Accountant in California since 1998 and has a bachelor’s degree in Business Administration and Accounting from California State University.  Sonia Luna is the recipient of the “2018 California Cannabis Awards” as “Best Accountant”.

Board Committees

The Company has not established any committees of the Board of Directors. Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future. We do not have a nominating committee or a nominating committee charter. Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. To date, no security holders have made any such recommendations. Our three directors perform all functions that would otherwise be performed by committees. Given the present size of our board it is not practical for us to have committees. If we are able to grow our business and increase our operations, we intend to expand the size of our board and allocate responsibilities accordingly.

Shareholder Communications

Currently, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. To date, no security holders have made any such recommendations.

Code of Ethics

We have adopted a written code of ethics (the “Code of Ethics”) that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. We believe that the Code of Ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. To request a copy of the Code of Ethics, please make written request to our Company at 575 Lexington Ave., 4th Floor, New York, NY 10022.

Compliance with Section 16(a) of the Exchange Act

Our Common Stock is not registered pursuant to Section 12 of the Exchange Act. On July 7th 2015, our common stock became registered pursuant to section 12g of the exchange act. Accordingly, our officers, directors and principal shareholders are subject to the beneficial ownership reporting requirements of Section 16(a) of the Exchange Act.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of our Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

 Indemnification of Officers and Directors

As permitted by Delaware law, our Articles of Incorporation provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been our directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Stockholder Communications with the Board

Stockholders who wish to communicate with the Board of Directors should send their communications to the Chairman of the Board at the address listed below. The Chairman of the Board is responsible for forwarding communications to the appropriate Board members.

Life On Earth, Inc.

575 Lexington Ave,

4th Floor, New York, NY10022

Attn: Fernando Oswaldo Leonzo, CEO

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation paid or earned by each of our named executive officers (as defined under SEC rules) for the fiscal year ended May 31, 2019.

Summary Compensation Table for Fiscal Year Ended May 31, 2019

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and principal position	Year	Salary	Bonus	Awards	Awards	Compensation	Compensation
Fernando Oswaldo Leonzo (1) (2)	2019	$44,750	$—	$150,000	$—	$—	$24,000
Chief Executive Officer, Chief Financial Officer and Chairman of the Board

Robert Gunther (1)(3)	2019	$37,500	$—	$100,000	$—	$—	$24,000
Chief Operations Officer, Treasurer, Secretary & Director

John Romagosa (1)(4)	2019	$37,500	$85,000	$10,000	$—	$—	$24,000
President & Director

Peter Dacey*	2019	$75,000	$—
Prior Chief Financial Officer

_*resigned on October 31, 2019

______

(1)	During 2019 Mr. Leonzo, Mr. Gunther and Mr. Romagosa received a travel reimbursement allowance of $24,000.
(2)	During 2019 Mr. Leonzo was granted a stock award of $150,000 in consideration of personally guaranteeing debt. These shares are accrued for as of May 31, 2019 and will be issued subsequent to year end.
(3)	During 2019 Mr. Gunther was granted a stock award of $100,000 in consideration of personally guaranteeing debt. These shares are accrued for as of May 31, 2019 and will be issued subsequent to year end.
(4)	During 2019 Mr. Romagosa was granted a stock award of $85,000 for achievement of bonus targets and $10,000 in consideration of loan exposure. These shares are accrued for as of May 31, 2019 and will be issued subsequent to year end.

The following table sets forth information concerning the total compensation paid or earned by each of our named executive officers (as defined under SEC rules) for the fiscal year ended May 31, 2019.

 Summary compensation Table for Fiscal Year Ended May 31, 2018

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and principal position	Year	Salary	Bonus	Awards	Awards	Compensation	Compensation

Fernando Oswaldo Leonzo (1)	2018	$44,800	$—	$—	$—	$—	$24,000
Chief Executive Officer, Chief Financial Officer, and Chairman of the Board

Robert Gunther (1)	2018	$—	$—	$—	$—	$—	$30,750
Chief Operations Officer, Treasurer, Secretary & Director

John Romagosa (1)	2018	$—	$—	$—	$—	$—	$24,000
President & Director

___________

(1)	During 2018 Mr. Leonzo, Mr. Gunther and Mr. Romagosa received a travel reimbursement allowance of $24,000 .

(2)	Rent of $6,750 earned by Mr. Gunther is listed in the table above as “All Other Compensation.” The forms of payment are described in Note 7.

Outstanding Stock Options and Stock Appreciation Rights Grants

None.

Option Exercises and Stock Vested Table

None.

Pension Benefits Table

None.

Non-Qualified Deferred Compensation Table

None.

All Other Compensation Table

None.

Perquisites Table

None.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

The Company has no other plans in place and has never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

Employment Agreements

As a result of our acquisition of GBC during 2018, we retained Mr. Frank Iemmitti, one of the selling founders, as Sales Manager for a term of twenty-four (24) months at an annual salary of $75,000, pursuant to an employment agreement to manage operations at the GBC facility in Staten Island, New York. With the sale of GBC,  the employment agreement was terminated.

There are no other employment agreements; however, the Company anticipates entering into more employment agreements with key management positions as the Company grows. The Company does not have a standing compensation committee, audit committee, nomination committee, or committees performing similar functions. We anticipate that we will form such committees of the Board of Directors once we have a full Board of Directors.

Outstanding Equity Awards at Fiscal Year-End

As of May 31, 2019, and 2018, there were no outstanding options or warrants to purchase, or other instruments convertible into, common equity of the Company, related to equity awards.

Director Compensation

The Company is currently creating an Independent Compensation committee, reporting to the Board, with a compensation schedule for both Independent Board members as well as Executives of the Company which is intended to be retroactive to June 1, 2019.

Effective May 31, 2019, a Separation and Mutual Release Agreement was entered into between Life On Earth, Inc., (“LFER”) and Roy DiBenerdini, a member of LFER’s Board of Director’s (“Director”). The Director and LFER entered into the mutual agreement with respect to the Director’s resignation  from his position as a director on the Board of LFER. LFER and the Director agree that the Company issued to the Director 967,218 restricted  shares of the Company’s common stock (the “Restricted Shares”) to compensate him for his services performed as a director on the Company’s Board through the

Resignation Date. LFER and the Director agree that the Company paid the Director the amount of $10,000 which is the cash fee for Director’s service as an independent director on the Company’s Board of Directors.

Effective May 31, 2019, Separation and Mutual Release Agreement was entered into between Life On Earth, Inc., (“LFER”) and Randy Berholtz,, a member of LFER’s Board of Director’s (“Director”). The Director and LFER entered into the mutual agreement with respect to the Director’s resignation from his position as a director on the Board of LFER. LFER and the Director agree that the Company issued to the Director 1,870,852  restricted shares of the Company’s common stock (the “Restricted Shares”) to compensate him for his services performed as a director on the Company’s Board through the Resignation Date. LFER and the Director agree that the Company paid the Director the amount of $10,000  which is the cash fee for Director’s service as an independent director on the Company’s Board of Directors.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock known by us as of September 11, 2019 by:

•	each person or entity known by us to be the beneficial owner of more than 5% of our common stock;

•	each director;

•	each named executive officer; and,

•	all directors and executive officers as a group.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our Common Stock owned by them, except to the extent such power may be shared with a spouse  and the address of each person is 575 Lexington Ave., 4th Fl. New York, NY 10022.

Title of Class	Name and address of beneficial owner	Amount of beneficial ownership Common Shares (1)		Percent of class (2)	Preferred Shares	Voting % with Preferred Shares(3)
Common Stock	Fernando Oswaldo Leonzo, Director & Officer	4,388,635	(5)	8.87%	600,000	32.5%

Common Stock	Robert Gunther, Director & Officer	1,316,666	(6)	2.66%	300,000	15.32%

Common Stock	John Romagosa, Director & Officer	2,069,000	(7)	4.18%	200,000	11.00%
Common Stock	Michael Bloom	345,238		*	0	*
Common Stock	Sonia Luna	-0-		*	0
All Executive Officers and Directors as a group consisting of 5 individuals		8,119,539	(4)	16.41%	1,100,000	59.3%

Common Stock	Shircoo, Inc.	7,379,831		14.90%
	2350 E. Allview Terrace, Los Angeles, CA 90068

*Less than 1%.

 The percent of class is based on 43,759,558 shares of common stock issued and outstanding as of November 12, 2019 plus 5,714,769 shares beneficially owned from the conversion of debt and the execution of warrants (for an aggregate of common stock of 49,474,327).

(1)	Shares are restricted and fully vested.
(2)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.
(3)	Reflects the impact of the 50-1 voting preference of the preferred shares.
(4)	Consists of common stock and convertible securities.
(5)	Consists of 3,800,000 common shares and 588,635 convertibles securities.
(6)	Consists of 900,000 common shares and 216,666 convertible securities.
(7)	Consists of 1,500,000 common shares and 569,000 convertible securities.

Preferred shares outstanding

Preferred Shares		May 31, 2019
		Shares Outstanding
Fernando Oswaldo		600,000
Robert Gunther		300,000
Jerry Gruenbaum		100,000
John Rogamosa		200,000
	Total	1,200,000

Preferred shares do not have liquidation preferences but have 50-1 preferred voting rights.

Warrants outstanding

		2019		2018
		Weighted		Weighted
		Average		Average
	Warrants	Exercise price	Warrants	Exercise price
Outstanding	745,000	$0.85	745,000	$0.85
Granted - JC acquisition	1,000,000	.85	—
Exercised	—		—
Expired	—		—
Outstanding	1,745,000	$0.85	745,000	$0.85

Exercisable at year end	1,745,000	$0.85	745,000	$0.85

Warrants		Strike
Underlying Shares	Expiration	Price
400,000	September 30, 2021	$0.85
165,000	October 7, 2021	$0.85
1,000,000	August 2, 2020	$0.85
30,000	September 20, 2021	$0.85
150,000	September 29, 2021	$0.85
1,745,000

Securities Authorized For Issuance Under Equity Compensation Plans

We have not adopted any Equity Compensation Plans as of May 31, 2019.

General

Common Stock

The shares of our common stock presently outstanding, and any shares of our common stock issues upon exercise of stock options and/or common stock purchase warrants, will be fully paid and non-assessable. Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders. In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred shares that may then be outstanding. The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions. Since the holders of common stock do not have cumulative voting rights, holders of more than 50% of the outstanding shares can elect all of our Directors, and the holders of the remaining shares by themselves cannot elect any Directors. Holders of common stock are entitled to receive dividends, if and when declared by the Board of Directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred shares that may then be outstanding.

Preferred shares

The Series A Preferred shares collectively has voting rights equal to fifty votes for each shares of Series A Preferred shares for any matter voted on by the common stockholders. The Series A Preferred shares are not convertible to shares of Common Stock and have no superior rights other than for their voting rights as defined in the Bylaws.

Amendment of our Bylaws

Our bylaws may be adopted, amended or repealed by the affirmative vote of a majority of our outstanding shares. Subject to applicable law, our bylaws also may be adopted, amended or repealed by our Board of Directors.

Transfer Agent

Our transfer agent is Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, FL 32725. Their phone number is 813-344-4490

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the Delaware Charter of Incorporation, a vote by the holders of at least a majority of the outstanding voting capital of the Company entitled to vote (the “Voting Shares”) is required to effect the action described herein. The Company’s Articles of Incorporation does not authorize cumulative voting for this matter. As of the Record Date, the Company had 103,759,558 voting shares issued and outstanding, consisting of 1,200,000 shares of Series A Preferred shares and 43,759,558 shares of common stock, which for voting purposes the preferred shares have fifty (50) votes for each Series A Preferred shares. The consenting stockholders are the record and beneficial owners of 55,000,000 (Series A Preferred Voting Shares) and 6,545,238 common shares {“Voting Shares”) of the Company’s preferred and common stock, which represents approximately 59.3% of the total number of Voting Shares. Pursuant to the Delaware General Corporation Law, the consenting stockholders voted in favor of the actions described herein in a written consent, dated November 11, 2019. No consideration was paid for the consent. The consenting stockholder’s names, affiliations with the Company and their beneficial holdings are as follows:

Name	Affiliation	Voting Shares	Percentage (4)

Fernando Oswaldo Leonzo (1)	Director, Officer and Stockholder	33,800,000 (3,800,000 common and 600,000 Series A Preferred shares)	32.5%
Robert Gunther (2)	Director, Officer and Stockholder	15,900,000 (900,000 common and 300,000 Series A Preferred shares)	15.3%
John Romagosa (3)	Director, Officer and Stockholder	11,500,000 (1,500,000 common and 200,000 Series A Preferred shares	11.0%
Michael Bloom	Director	345,238 common	Less than 1%

TOTAL CAPITAL VOTES	61,545,238 (6,545,238 common and 1,100,000 Series A Preferred shares equaling 55,000,000 votes)	59.3%

(1)	Mr. Fernando Oswaldo Leonzo is the Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors and a director of the Company.
(2)	Mr. Robert Gunther is Chief Operations Officer, Treasurer, and a director of the Company.
(3)	Mr. John Romagosa is President and a director of the Company.
(4)	Based upon 61,545,238 “Voting Shares” outstanding as of November 11, 2019. Includes shares of common stock held by the consenting shareholders as the preferred shares represented the voting majority of capital shares.

DELIVERY OF INFORMATION STATEMENT

To reduce the expenses of delivering duplicate materials to our stockholders, we are taking advantage of householding rules that permit us to deliver only one Information Statement to stockholders who share the same address unless otherwise requested.

If you share an address with another stockholder and have received only one Information Statement, you may write or call us to request a separate copy at no cost to you. For future mailings, you may request separate materials or, if you are receiving multiple copies you may request that we only send one set of materials, by writing to us at Life On Earth, Inc., 575 Lexington Ave, 4th Floor, New York, NY10022

STOCKHOLDER PROPOSALS & NOMINATIONS

Under Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in any proxy statement and for consideration at our next annual and special meeting of stockholders. To be eligible for inclusion in our 2020-2021 proxy or information statement, your proposal must be received by us no later than August 1, 2019, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including under Rule 14a-8. You may write to our Secretary at one of the Company’s addresses as reported above to deliver the notices discussed above and to request a copy of the relevant By-law provisions regarding the requirements for making stockholder proposals and nominations of directors.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read or copy any document we file at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of this information may also be obtained by mail from the SEC’s Public Reference Branch at 100 F Street, N.E., Washington, D.C. 20549. In addition, our filings with the SEC are also available to the public on the SEC’s internet website at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The following documents are incorporated herein by reference and are deemed to be a part hereof from the date of filing of such documents:

Annual Report on Form 10-K for the fiscal year ended May 31, 2019

Quarterly Report on Form 10-Q for the quarter ended August 31, 2019.

Reports in Form 8-K

All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the effective date of the action taken described herein.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

This Information Statement incorporates, by reference, certain documents that are not presented herein or delivered herewith. Copies of any such documents, other than exhibits to such documents which are not specifically incorporated by reference herein, are available without charge to any person, including any stockholder, to whom this proxy statement is delivered, upon written or oral request to our Secretary at our address and telephone number set forth herein.

DISTRIBUTION OF INFORMATION STATEMENT

The cost of distributing this Information Statement has been borne by us and certain shareholders that consented to the action taken herein. The distribution will be made by mail.

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

LIFE ON EARTH, INC.

By /s/ Fernando Oswaldo Leonzo

Fernando Oswaldo Leonzo

Chief Executive Officer

November 12, 2019